EX-4.2

                         AGREEMENT  OF  MERGER  AND
                   PLAN  OF  MERGER  AND  REORGANIZATION


     Agreement of Merger and Plan of Manger and Reorganization dated this 22nd day of November, 1988, by and between Ramex Synfuels International, Inc., a Corporation of the State of Utah thereinafter. called ("Ramex-Utah") and by resolution adopted by its Board of Directors on said date, and Ramex Synfuels International, Inc., a Corporation of the State of Nevada (hereinafter called "Ramex-Nevada"), and by resolution adopted by its Board of Directors on said date.

     WHEREAS, the Board of Directors of Ramex-Utah and Ramex-Nevada have resolved that Ramex-Utah and Ramex-Nevada merge under and pursuant to the Business Corporation Act of the State of Utah and the General Corporation Law of the State of Nevada, to-wit: Ramex-Nevada, which shall be the surviving corporation (such corporation in its capacity as the surviving corporation being sometimes referred to as the("Surviving Corporation");

     WHEREAS, this authorized capital stock of Ramex-Utah consists of One Hundred Twenty- five Million (125,000,000) shares of common stock with a par value of $.001 per share (hereinafter called "Ramex-Utah Common Stock") of which One Hundred Twenty-five Million (125,000,000) shares are issued and outstanding;

     WHEREAS, the capital stock of Ramex-Nevada consists of One Hundred Twenty-five Million (125,000,000) shares of common stock with a par value of $.001 par share (hereinafter called "Ramex-Nevada Common Stock") of which no shares are issued and outstanding;

     WHEREAS, the respective Board of Directors and shareholders of Ramex-Utah and Ramex-Nevada have approved the merger upon the terms and conditions hereinafter set forth and have been approved by this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and covenants herein contained, the parties hereto hereby agree in accordance with the Business Corporation Act of the State of Utah and the General Corporation Law of the State of Nevada that Ramex-Utah and Ramex-Nevada shall be, at the Effective Date (as herein defined) , merged with and into a single corporation existing under the laws of the State of Nevada (hereinafter called "Merger"), to-wit: Ramex-Nevada, which shall be the surviving Corporation and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1     Stockholders'  Consent;  Filings,  Effect  of  Merger

     1.1 Written Consent of Ramex-Nevada Stockholders. The Agreement of Merger need not be presented to stockholders of Ramex-Nevada for their consent and approval because as of this date there are no stockholders of Ramex-Nevada.

     1.2 Written Consent of Ramex-Utah Stockholders. The Agreement of Merger shall be presented to all stockholders of Ramex-Utah and upon obtaining the affirmative vote of the required number of the outstanding shares of Ramex-Utah that were cast at a meeting called and conducted in the same manner as provided by the Utah Business Corporation Act, a resolution authorizing such merger shall be adopted.





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     1.3     Filing  of  Certificate  of  Merger;  Effective  Date.  If (a) this
Agreement is adopted by the stockholders of Ramex-Utah, in accordance with the Utah Business Corporation Act, and (b) this Agreement is not thereafter and has not theretofore been terminated or abandoned as permitted by the provisions hereof, then a Certificate of Merger shall be filed and recorded in accordance with the General Corporation Law of the State of Nevada and shall be filed in accordance with the Utah Business Corporation Act. Such filings shall be made contemporaneously. The merger shall become effective at 9:00 a.m. on the calendar day following the day of such filings, which date and time shall herein be referred to as the "Effective Date."

     1.4 Certain Effects of Merger. On the Effective Date, the separate existence of Ramex-Utah shall cease, and Ramex-Utah shall be merged with and into Ramex-Nevada which, as Surviving Corporation, shall possess all rights, privileges, powers, and franchises, of a public as well as private nature, and be subject to all restrictions, disabilities, and duties of Ramex-Utah and all and singular, the rights, privileges, powers, and franchises of Ramex-Utah, and all property, real, personal and mixed, and all debts due to Ramex-Utah on whatever account, as well as stock subscriptions and all other things in action or belonging to Ramex-Utah, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers, franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Ramex-Utah, and the title to any real estate vested by deed or otherwise under the laws of Utah or Nevada or any other jurisdiction, in Ramex-Utah, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of Ramex-Utah shall be preserved unimpaired, and all debts, liabilities, and duties of Ramex-Utah shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contrasted by it. At any time, or from time to time, after the Effective Date, the last acting officers of Ramex-Utah or the corresponding officers of the Surviving Corporation may, in the name of Ramex-Utah, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all property, rights, privileges, powers, franchises, immunities, and interests of Ramex-Utah and otherwise to carry out the purpose of this Agreement.

2     Name  of  Surviving  Corporation;  Certificate  of  Incorporation; By-Laws

     2.1       Name  of  Surviving  Corporation.  The  name  of  the   Surviving
Corporation  from  and  after  the   Effective  Date  shall  be  Ramex  Synfuels
International,  Inc.

     2.2 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation in effect on the date hereof shall from and after the Effective Date be, and continue to be, the Certificate of Incorporation of the Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the laws of the jurisdiction of its organization.

     2.3 By-Laws. The By-Laws of the Surviving Corporation, as in effect immediately before the Effective Date, shall from and after the Effective Date be and continue to be the By-Laws of the Surviving Corporation and will continue in full force and effect until changed, amended, or altered as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.




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3     Management  of  Surviving  Corporation

     3.1 Directors and Officers of Surviving Corporation. The Directors and Officers in office of the Surviving Corporation upon the Effective Date of the merger shall be the members of the first board of directors and the first officers of the Surviving Corporation, subsequent to the merger, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-Laws of the Surviving Corporation.

4     Status  and  Conversion  of  Securities

     The manner and basis of converting the share of capital stock of Ramex-Utah and the nature and amount of securities of Ramex-Nevada which the holders of shares of Ramex-Utah Common Stock are to receive in exchange for such shares are as follows:

     4.1 Ramex-Utah Common Stock. Each share of Ramex-Utah Common Stock which shall be issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Date into one fully paid share of Ramex-Nevada Common Stock. Such certificates may, but need not be, exchanged by the holders thereof after the merger becomes effective for new certificates for the appropriate number of shares bearing the name of the Surviving Corporation.

     4.2 Ramex-Nevada Common Stock. All issued and outstanding shares of Ramex-Nevada Common Stocks if any, are issued and outstanding on or as of the Effective Date, shall continue to be issued and outstanding shares of Ramex-Nevada Common Stock with a par value of $0.001.

5     Miscellaneous

     5.1 This Agreement of Merger may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Agreement of Merger by the shareholders of Ramex-Utah, if the board of Directors of Ramex-Utah or if the Surviving
Corporation  duly  adopts  a  resolution  abandoning  this  Agreement of Merger.

     5.2 In the event that the Plan of Merger shall have been approved by the shareholders of Ramex-Utah and the merger shall have been authorized by their duly adopted resolution in the manner prescribed by the provisions of the Utah Business Corporation Act, and in the event that the Plan of Merger shall have been approved by the Board of Directors or shareholders of their Surviving Corporation in compliance with the provisions of the laws of the jurisdiction of its organization, Ramex-Utah and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Utah and of the State of Nevada, and that they will cause to be formed all necessary acts therein and elsewhere to effectuate the merger.

     5.3 For the convenience of the parties hereto and to facilitate the filing of this Agreement of Merger, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original.

     5.4 The following directors have approved this agreement. These directors constitute all the directors of Ramex-Utah and Ramex-Nevada.






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RAMEX  SYNFUELS  INTERNATIONAL,          RAMEX  SYNFUELS  INTERNATIONAL,
INC.,  a  Utah  Corporation              INC.,  a  Nevada  Corporation

Donald  L.  Walker,  Director            Donald  L.  Walker,  Director
Gail  Sue  Walker,  Director             Gail  Sue  Walker,  Director
John  Mayer,  Director                   John  Mayer,  Director
Robert  Ferguson,  Director              Robert  Ferguson,  Director

     IN WITNESS WHEREOF, this Agreement has been executed by Ramex Synfuels, International, Inc, a Utah corporation, and Ramex Synfuels International, Inc., a Nevada corporation all on the date first above written.

ATTEST:  Ramex Synfuels International, Inc., a Utah corporation

By:                                           By:
     Corporate  Secretary                            President

THE  STATE  OF  ARKANSAS
COUNTY  OF  CRAWFORD

     BEFORE ME, the undersigned authority, on this day personally appeared Donald L. Walker, President of Ramex Synfuels International, Inc., a Utah corporation, known to me to be the person whose name is subscribed to the foregoing instrument, who being first duly sworn did state that he signed said instrument and that the statements contained therein are true and correct.

SUBSCRIBED AND SWORN TO before  me on this the   22nd day of  November, 1988.

/s/  Sally  Jo  Rogers
------------------------
NOTARY  PUBLIC  IN  AND  FOR  THE
STATE  OF    ARKANSAS

Printed  Name  of  Notary:   SALLY  JO  ROGERS
My  Commission  Expires:   11-9-92



ATTEST: Ramex  Synfuels  International,  Inc.,   a  Nevada  corporation

By:                                     By:
     Corporate  Secretary                    President

THE  STATE  OP  ARKANSAS
COUNTY  OF  CRAWFORD

     BEFORE ME, the undersigned authority, on this day personally appeared Donald L. Walker, President of Ramex Synfuels International, Inc., a Utah corporation, known to me to be the person whose name is subscribed to the foregoing instrument, who being first duly sworn did state that he signed said instrument and that the statements contained therein are true and correct.

SUBSCRIBED  AND  SWORN  TO  before  me on this the 22nd day of  November, 1988.

/s/  Sally  Jo  Rogers
------------------------
NOTARY  PUBLIC  IN  AND  FOR  THE
STATE  OF    ARKANSAS

Printed  Name  of  Notary:   SALLY  JO  ROGERS
My  Commission  Expires:   11-9-92

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     LETTER  OF  ADOPTION
     --------------------

     I, the undersigned, being a Director of both Ramex Synfuels International, Inc., a Utah Corporation, and Ramex Synfuels International, Inc., a Nevada Corporation, hereby approve and adopt the foregoing Agreement of Merger and Plan of Merger and Reorganization dated the 22nd day of November, 1988, by and between Ramex Synfuels International, Inc., a Corporation of the State of Utah and Ramex Synfuels International, Inc., a Corporation of the State of Nevada, and hereby consent to the merger under the terms and conditions as set forth therein.

  /s/  Robert  Ferguson
-----------------------
Robert  Ferguson
Director

STATE  OF  PENNSYLVANIA
COUNTY  OF  ERIE

     BEFORE ME, the undersigned authority, on this day personally appeared Robert Ferguson, Director of Ramex Synfuels International, Inc., a Utah corporation, and Ramex Synfuels International, Inc., a Nevada corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     GIVEN  UNDER  MY  HAND  AND SEAL of office this 15th day of December, 1988.

/s/  Christy  R.  Sloan
-------------------------
NOTARY  PUBLIC  IN  AND  FOR  THE  STATE  OF  PENNSYLVANIA
Printed  Name  of  Notary:           Christy  R.  Sloan
My  Commission  Expires:             5/  /92



























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